UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 12, 2006

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2006, the Board of Directors (the “Board”) of Cost Plus, Inc. (the “Company”) approved an amendment to the Company’s Bylaws decreasing the size of the Board from seven directors to six directors. The second sentence of Section 2.2 of Article II, which previously read as follows:

“The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders.”

was amended to read as follows:

“The exact number of directors shall be six (6) until changed, within the limits specified above, by a bylaw amending this Section 2.2, duly adopted by the Board of Directors or by the shareholders.”

The foregoing description of the amendment to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to Section 2.2 of Article II of the Bylaws of Cost Plus, Inc., as amended May 12, 2006, which is filed as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Section 2.2 of Article II of the Bylaws of Cost Plus, Inc., as amended May 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Thomas D. Willardson
Thomas D. Willardson Executive Vice President and Chief Financial Officer

Dated: May 18, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Section 2.2 of Article II of the Bylaws of Cost Plus, Inc., as amended May 12, 2006